UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2025

SONNET BIOTHERAPEUTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35570	20-2932652
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Overlook Center, Suite 102 Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 375-2227

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value	SONN	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 30, 2025, Sonnet BioTherapeutics Holdings, Inc. (the “Company”) completed a sale to certain accredited investors of convertible notes in the aggregate principal amount of $2.0 million (the “Convertible Notes”) in an offering priced “at the market” under the rules of the Nasdaq Stock Market. In addition to the Convertible Notes, the investors also received warrants (the “Warrants”) to purchase an aggregate of 865,052 shares of common stock of the Company and received an aggregate of approximately $50,000 additional proceeds from the sale of the Warrants. The Warrants will be exercisable for five years at an exercise price of $1.156 per share.

The Convertible Notes bear no interest and will mature on June 30, 2026. The investors may elect to convert all or part of their Convertible Notes at any time into an aggregate of up to 1,730,104 shares of common stock of the Company at a conversion price of $1.156. Additionally, if at any time while the Convertible Notes remain outstanding, the Company issues shares of common stock or common stock equivalents in an offering for gross proceeds of at least $5.0 million (a “Subsequent Issuance”), the entire then unpaid principal amount of the Convertible Notes shall convert automatically into the same securities issued in the Subsequent Issuance upon the closing of the Subsequent Issuance. In the event a Subsequent Issuance does not occur within 90 days of the issuance of the Convertible Note, (i) the investors shall be entitled to purchase additional warrants with the same terms as the Warrants for up to 3,460,208 shares of common stock at a price of $0.25 per share of common stock and (ii) the Company shall file and use commercially reasonable efforts to have declared effective a registration statement for the Convertible Notes, the Warrants and the common stock issuable upon any conversion of the Convertible Notes or exercise of the Warrants.

Each investor agreed to restrict their ability to convert their Convertible Notes and exercise their Warrants to the extent that, after giving effect to such exercise or conversion, such investor would beneficially own in excess of 4.99%, 9.99% or 19.99%, as elected by each investor, of the then issued and outstanding shares of common stock of the Company.

The Convertible Notes and Warrants were sold in reliance upon an exemption from the registration requirement of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and/or Rule 506(b) of Regulation D promulgated thereunder.

The foregoing information is a summary of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of the agreements, which are filed with this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
4.1	Form of Convertible Note
4.2	Form of Warrant
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sonnet BioTherapeutics Holdings, Inc.

Date:	July 2, 2025	By:	/s/ Donald Griffith
		Name:	Donald Griffith
		Title:	Chief Financial Officer